      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1997
                                                     REGISTRATION NO. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               -----------------

                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                        UNITED TECHNOLOGIES CORPORATION
                                (860) 728-7000

A DELAWARE CORPORATION                           I.R.S. EMPLOYER NO: 06 0570975

                               AGENT FOR SERVICE

                           WILLIAM H. TRACHSEL, ESQ.
             VICE PRESIDENT, SECRETARY AND DEPUTY GENERAL COUNSEL
                        UNITED TECHNOLOGIES CORPORATION
                          HARTFORD, CONNECTICUT 06101

                               -----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: on or after May 1, 1997.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                            PROPOSED MAXIMUM
                                           PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
 TITLE OF EACH CLASS TO     AMOUNT TO BE    OFFERING PRICE   OFFERING PRICE  REGISTRATION
     BE REGISTERED           REGISTERED      PER UNIT(1)      PER UNIT(1)        FEE
-----------------------------------------------------------------------------------------
United Technologies
 Common Stock, par value     1,000,000
 $1.00 per share........     shares(2)          $76.94         $7,694,000      $23,315
-----------------------------------------------------------------------------------------

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock reported as New York Stock Exchange Composite Transactions for April 24, 1997.
(2) Pursuant to Rule 416 the number of shares registered hereunder includes such additional number of shares of Common Stock and Rights as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the Common Stock of the Registrant.

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

[LOGO OF UNITED TECHNOLOGIES APPEARS HERE]

PROSPECTUS

           SHAREOWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               -----------------

  The Shareowner Dividend Reinvestment and Stock Purchase Plan (the "Plan") provides eligible holders of the Common Stock (the "Common Stock") of United Technologies Corporation (the "Corporation") with a simple and convenient method of investing cash dividends and voluntary cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge.

  A participant in the Plan may purchase additional shares by:

  --reinvesting dividends on all shares of Common Stock held by the participant (10 shares minimum); or

  --reinvesting dividends on part of the shares of Common Stock held by the participant, but not fewer than 10 shares, while continuing to receive cash dividends on the other shares

  A participant in the Plan may also make voluntary cash payments of at least $100 each up to a maximum of $120,000 per calendar year.

  Cash dividends on all shares held for the participant's account under the Plan will automatically be reinvested, regardless of which investment option is selected.

  Shares purchased under the Plan will be purchased from the Corporation or, in the limited circumstances described in the Plan, on the open market. The purchase price of shares purchased from the Corporation will be the average of the high and low sales prices of the Common Stock reported as New York Stock Exchange Composite Transactions for the relevant Investment Date, which is the dividend payment date for months in which dividends are paid and the tenth day of the month, or the preceeding business day if such tenth day is not a business day, for all other months. The purchase price of shares purchased on the open market will be the weighted average purchase price of all shares purchased for the relevant Investment Date. The closing price of the Common Stock on April 24, 1997, was $75.125 per share.

  This Prospectus relates to 1,000,000 shares of the Common Stock registered for sale under the Plan. Shares sold under the Plan may be authorized but unissued shares, shares held in the Corporation's treasury, or shares acquired on the open market. It is suggested that this Prospectus be retained for future reference.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

                  The date of this Prospectus is May 1, 1997

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation can be inspected and copies obtained at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, 14th Floor, New York, New York 10007, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov). Such material filed by the Corporation can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the Common Stock is listed.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated herein by reference:

    (1) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996; and

    (2) the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

  All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  A copy of any or all of the documents incorporated by reference (other than exhibits thereto) and the 1996 United Technologies Corporation Annual Report will be furnished without charge to each person to whom this Prospectus is delivered, upon such person's written or oral request to United Technologies Corporation, Office of the Corporate Secretary, 1 Financial Plaza, Hartford, Connecticut, 06101, telephone number (860) 728-7000.

                                  THE COMPANY

  United Technologies Corporation was incorporated in 1934 under the laws of the State of Delaware and has its principal executive offices at 1 Financial Plaza, Hartford, Connecticut 06101, (telephone number (860) 728-7000).

                                   THE PLAN

  The text of the Plan consists of the following question and answer statement:

PURPOSE

  1. What is the purpose of the Plan?

    The purpose of the United Technologies Corporation's Shareowner Dividend Reinvestment and Stock Purchase Plan (the "Plan") is to provide eligible holders of shares of the Common Stock of United Technologies Corporation (the "Corporation") with a simple and convenient method of investing cash dividends and voluntary cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge.

ADVANTAGES

  2. What are the advantages of the Plan?

    A participant in the Plan (a) may have cash dividends on all or a portion of the participant's shares automatically reinvested in Common Stock and
  (b) may invest in additional shares of Common Stock by making voluntary cash payments of not less than $100 each up to a maximum of $120,000 per calendar year. No commission or service charge is paid by a participant in connection with purchases under the Plan (although a participant may pay a brokerage commission and other charges in connection with a sale of shares held under the Plan). Full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to a participant's account. Further, dividends in respect of such fractions, as well as whole shares, will be reinvested in additional shares of Common Stock and such shares will be credited to a participant's account. A participant can avoid the need for safekeeping of certificates for shares credited to the participant's account under the Plan, including shares previously held by the participant that the participant deposits for safekeeping under the Plan. Statements of account sent to Plan participants will provide simplified record keeping.

  3. Who administers the Plan for participants?

    The Corporation has designated First Chicago Trust Company of New York (the "Bank"), PO Box 2598, Jersey City, NJ 07303-2598, as its agent to administer the Plan for participants, maintain records, send statements of account to participants and perform other duties relating to the Plan. The Bank will hold for safekeeping the shares purchased for, or deposited for safekeeping by, each participant. Shares held by the Bank under the Plan will be registered in its name or the name of one of its nominees. As record holder of the Plan shares held in participant's accounts under the Plan, the Bank will receive dividends on all Plan shares held on the dividend record date, will credit such dividends to participants' accounts on the basis of full and fractional shares held, and will reinvest such dividends in additional shares of Common Stock. In the event that the Bank should resign or otherwise cease to act as agent, the Corporation will make such other arrangements as it deems appropriate for the administration of the Plan. The Bank also serves as dividend disbursing agent and as transfer agent and registrar for the Common Stock.

  ALL CORRESPONDENCE AND INQUIRIES CONCERNING THE PLAN SHOULD BE DIRECTED TO:

    First Chicago Trust Company of New York
    PO Box 2598
    Jersey City, NJ 07303-2598

  Please mention United Technologies Corporation in all correspondence.

  TELEPHONE

    Shareowner customer service, including sale of shares: 1-800-519-3111 An automated voice response system is available around-the-clock from 8:00 am Eastern time on Monday through 9:00 pm Eastern time on Saturday.

    Customer service representatives are available 8:30 am--7:00 pm Eastern time each business day.

    Foreign Language Translation Service for more than 140 foreign languages is available.

    TDD: 1-210-222-4955 Telecommunications Device for the hearing impaired.

  INTERNET

    Messages forwarded on the Internet will be responded to within one business day. The Bank's Internet address is "http://www.fctc.com"

  E-MAIL

    The Bank's E-Mail address is "fctc@em.fcnbd.com"

PARTICIPATION

  4. Who can participate?

    Any shareowner of record of at least 10 shares of the Common Stock may participate in the Plan. Any shareowner whose shares are registered in the name of someone else (e.g., in the name of a broker or bank nominee) must either become a shareowner of record by having the shares on which dividends are to be invested transferred into the shareowner's own name, or make arrangements for the shareowner of record to become a participant in the Plan (but subject to the limitation that a broker or nominee participant may not purchase shares with voluntary cash payments). To join, a shareowner of record must complete and sign an Enrollment Authorization Form and return it to the Bank at the address set forth in Question 3. A postage-paid envelope will be provided with the Enrollment Authorization Form for this purpose. An Enrollment Authorization Form may be obtained at any time by calling the Bank at 1-800-519-3111.

  5. How may a shareowner who owns fewer than 10 shares join the Plan?

    To participate in the Plan you must have at least 10 shares enrolled in a Plan account. If you have fewer than 10 shares you need to increase your ownership to the required minimum. The necessary shares may be acquired through the Plan by sending a voluntary cash payment to purchase the additional shares together with your enrollment card to the Bank at the address set forth in Question 3. In calculating the amount of the voluntary cash payment, the shareowner should consider the effect that fluctuations in the market price of Common Stock may have on the cost of shares needed to meet the minimum participation level of 10 shares.

  6. Is partial participation possible under the Plan?

    Yes. A participant who desires the dividends on only some of the participant's shares to be reinvested under the Plan may indicate such number of shares (minimum of 10) on the Enrollment Authorization Form under "Partial Dividend Reinvestment". Dividends on the remaining shares held by the participant will not be reinvested and will be mailed directly to the participant.

  7. When may a shareowner join the Plan?

    A shareowner may join the Plan at any time. If the Enrollment Authorization Form is received by the Bank prior to the record date for a dividend payment, reinvestment of dividends will begin with that dividend payment date. If the Enrollment Authorization Form is received on or after a record date, reinvestment of dividends will begin with the dividend payment date following the next record date. (Common Stock dividend payment dates ordinarily are the tenth of March, June, September and December, or the preceding business day if the tenth day is a Saturday or Sunday; the corresponding record dates ordinarily precede payment dates by approximately three weeks.)

  8. What does the Enrollment Authorization Form provide?

    The Enrollment Authorization Form provides for the purchase of additional shares of Common Stock through the following investment options:

  A. "FULL DIVIDEND REINVESTMENT", which directs the Corporation to pay to the Bank for reinvestment in accordance with the Plan all of the participant's cash dividends on all shares of Common Stock then and subsequently held by the participant (minimum of 10 shares), and which permits the participant to make voluntary cash payments for the purchase of additional shares of Common Stock in accordance with the Plan;

  B. "PARTIAL DIVIDEND REINVESTMENT", which directs the Corporation to pay to the Bank for reinvestment in accordance with the Plan all of the participant's cash dividends on that number of shares of Common Stock (minimum of 10 shares) held by the participant and designated in the appropriate space on the Enrollment Authorization Form, and which permits the participant to make voluntary cash payments for the purchase of additional shares of Common Stock in accordance with the Plan;

  C. "VOLUNTARY CASH PAYMENTS", which permits the participant to make voluntary cash payments for the purchase of additional shares of Common Stock in accordance with the Plan which will be credited to the participant's account under the Plan.

    A participant may select either one of the dividend reinvestment options or the voluntary cash payments option. Regardless of the option selected, cash dividends on all shares credited to a participant's account under the Plan will be reinvested in accordance with the Plan. A participant's election may be changed by written notice to the Bank at the address set forth in Question 3.

    The Enrollment Authorization Form also appoints the Bank agent for the participant and directs the Bank to apply cash dividends and any voluntary cash payments in accordance with the terms of the Plan.

PURCHASES

  9. What will be the price of shares purchased under the Plan?

    As used in the Plan, the term "Investment Date' means (a) the dividend payment date for those months in which there is a dividend payment date and
  (b) the tenth day of a month, or the preceding business day if such tenth day is not a business day, in which there is no dividend payment date.

    In the case of shares of Common Stock purchased from the Corporation with reinvested dividends or voluntary cash payments on any Investment Date, the purchase price will be the average of the high and low sales prices of the Common Stock reported as New York Stock Exchange Composite

  Transactions for the Investment Date (or the trading day immediately preceding the Investment Date, if the New York Stock Exchange is closed on the Investment Date). If there is no trading in the Common Stock on the New York Stock Exchange for a substantial amount of time on the Investment Date, the purchase price shall be determined by the Corporation on the basis of such market quotations as it shall deem appropriate. In the event of open market purchases of Common Stock, the purchase price will be a weighted average price as described in Question 31. Such purchase price is hereinafter referred to as the "Purchase Price".

  10. How many shares will be purchased for a participant?

    The number of shares to be purchased depends on the amount of a participant's dividend and any voluntary cash payments and the Purchase Price. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to each participant's total amount to be invested divided by the Purchase Price.

VOLUNTARY CASH PAYMENTS

  11. How does the cash payment option work?

    Voluntary cash payments received by the Bank from a participant prior to an Investment Date (see Questions 13 and 14) will be applied by the Bank to the purchase of additional shares on the Investment Date. All shares purchased with voluntary cash payments will be credited to the participant's account under the Plan.

    Voluntary cash payments will be invested on the tenth day of the month, unless such month is a month in which Common Stock dividends are paid, in which case voluntary cash payments will be invested on the dividend payment date.

  12. How are voluntary cash payments made?

    A voluntary cash payment may be made by a participant when enrolling in the Plan by sending a check or money order payable to "First Chicago-- United Technologies", together with the Enrollment Authorization Form, to the Bank. Once enrolled in the Plan, participants may make voluntary cash payments by sending the Bank a check or money order payable to "First Chicago--United Technologies", along with the tear-off section attached to a recent statement of account. The same amount of money need not be sent each time and there is no obligation to make a voluntary cash payment each month.

    Each voluntary cash payment made by a participant must be at least $100, and such payments cannot exceed a total of $120,000 in any calendar year. Each cash purchase will be reflected on a statement of account sent to participants following such purchase.

    No third-party checks will be accepted by the Bank. Voluntary cash payments received from foreign shareowners must be in United States dollars and will be invested in the same manner as payments from other participants.

    Brokers or nominees participating on behalf of beneficial shareowners cannot utilize the voluntary cash provision of the Plan. Therefore, if shares of Common Stock are held by a broker or nominee and the owner of such shares wishes to participate in the voluntary cash purchase feature of the Plan, such owner must become a shareowner of record by having all or a portion of such shares transferred to such owner's name.

  13. When will voluntary cash payments received by the Bank be invested?

    Voluntary cash payments will be invested on the Investment Date. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON VOLUNTARY CASH PAYMENTS HELD BY THE BANK PENDING INVESTMENT. Participants are therefore strongly urged to transmit their voluntary cash payments so as to be received by the Bank as close as possible but prior to an Investment Date.

  14. Under what circumstances will voluntary cash payments be returned?

    Voluntary cash payments received by the Bank will be returned to the participant upon telephone or written request received by the Bank at least two business days prior to an Investment Date. The Bank may, however, delay issuance of any refund check for at least five business days after receipt of the request to allow for clearance of the participant's payment. Any voluntary cash payments of less than $100 or in excess of the $120,000 per calendar year limit will be returned, as will third-party checks and payments that are not in United States dollars.

COSTS

  15. Are there any costs to participants in connection with participation in the Plan?

    All costs of administration of the Plan are paid by the Corporation. No service charges or brokerage commissions are charged to participants in connection with the purchase of shares under the Plan. If the participant requests that shares be sold upon their withdrawal from the Plan, a service fee and any brokerage commissions incurred in connection with the sale by the Bank of the shares will be charged to such participant (see Questions 20, 21 and 22). In addition, any service charge and any brokerage commissions charged by the Bank in connection with termination by the participant of participation in the Plan will be passed on to the participant (Question 22). Before effecting any such sales, a participant should contact the Bank to determine what fees and charges will apply.

TAXES

  16. What are the income tax consequences of participation in the Plan?

    UNDER FEDERAL INCOME TAX LAW, IN THE CASE OF SHARES ACQUIRED FROM THE COMPANY WITH REINVESTED DIVIDENDS, A PARTICIPANT WILL REALIZE, ON THE INVESTMENT DATE, A TAXABLE DIVIDEND IN AN AMOUNT EQUAL TO THE FAIR MARKET VALUE ON THE INVESTMENT DATE OF THE SHARES SO ACQUIRED RATHER THAN A DIVIDEND IN THE AMOUNT OF THE CASH OTHERWISE PAYABLE TO THE PARTICIPANT. Such amount will also be the tax basis of the shares. Alternatively, when the Bank purchases shares on the open market with reinvested dividends, a participant will realize a taxable dividend in an amount equal to the actual purchase price of the shares so acquired plus any brokerage commissions paid by the Corporation which are attributable to the purchase of the participant's shares. Such amount will also be the participant's tax basis in such shares.

    In the case of shares purchased with voluntary cash payments, a participant will not be subject to federal income tax if the shares are purchased from the Corporation. If the shares are purchased on the open market, a participant will realize a taxable dividend in an amount equal to any brokerage commissions paid by the Corporation which are attributable to the purchase of the participant's shares.

  The tax basis of shares purchased with any voluntary cash payment and credited to the participant's account will be the actual purchase price of such shares plus any allocable brokerage commissions.

    For purposes of this Question 16, the "fair market value" of shares acquired from the Company with reinvested dividends will be the average of the high and low sales prices of the shares reported as New York Stock Exchange Composite Transactions for the Investment Date. If the New York Stock Exchange does not trade on that date, the fair market value is the weighted average of the mean of the high and low sales prices on the nearest trading dates before and after the Investment Date.

    A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the Investment Date.

    A participant will not realize any taxable income when the participant receives a certificate for whole shares credited to the participant's account, either upon the participant's request for certain of those shares or upon termination of the participant's account.

    A participant will realize gain or loss when shares are sold or exchanged, whether such sale or exchange is pursuant to the participant's request under the Plan or takes place after withdrawal from the Plan and, in the case of a fraction of a share, when the participant receives a cash payment for the fraction. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis thereof.

    All participants are urged to consult their own tax advisors to determine the particular tax consequences, including those under state and local tax laws, which may result from their participation in the Plan and the subsequent disposition of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

  17. What are the requirements for back-up withholding?

    Under federal income tax law, a participant in the Plan may be subject to backup withholding (currently at the rate of 31%) with respect to the amount of dividends attributable to the participant's shares of Common Stock or from the proceeds of the sale of a fraction of a share or whole shares under the Plan unless the participant (a) is an exempt participant (including, among others, all corporations and certain foreign individuals) or (b) provides the participant's correct taxpayer identification number to the Bank, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. In order to qualify as exempt, a foreign individual participant must submit a statement attesting to that individual's exempt status. Amounts withheld as backup withholding do not constitute an additional tax and would be allowable as a credit against the participant's federal income tax liability. Any withheld amounts will be deducted from the amount of dividends payable to the participant and only the remainder will be available for reinvestment.

    Forms for certifying a participant's taxpayer identification number and for establishing the exemption of a foreign individual participant from backup withholding, as well as additional information concerning the requirements for certification, may be obtained by writing to or calling the Bank as set forth in Question 3. Participants should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

REPORTS TO PARTICIPANTS

  18. What kind of reports will be sent to participants in the Plan?

    As soon as practicable after each dividend payment date, a quarterly statement of account will be mailed to each participant by the Bank. In addition, a statement will be mailed as soon as practicable after the Investment Date to those participants investing voluntary cash payments in months in which there is no dividend payment. THE LATEST QUARTERLY STATEMENT OF ACCOUNT FOR ANY YEAR CONTAINS YEAR-TO-DATE INFORMATION AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES SINCE IT PROVIDES THE PARTICIPANT WITH A RECORD OF THE COST OF THE PARTICIPANT'S PURCHASES DURING THAT YEAR. In addition, each participant will receive copies of all communications sent to holders of the Common Stock generally, including the Corporation's Annual Report to Shareowners, Notice of Annual Meeting and Proxy Statement, and any Internal Revenue Service information for reporting dividend income (i.e., Form 1099).

DIVIDENDS ON FRACTIONS OF SHARES

  19. Will participants be credited with dividends on fractions of shares?

    Yes. Dividends with respect to fractions of shares held under the Plan, as well as whole shares, will be credited to the participant's account and will be reinvested in additional shares of Common Stock.

CERTIFICATES FOR SHARES

  20. Will certificates be issued?

    No certificate will be issued for shares credited to a participant's account unless the participant so requests the Bank as indicated below or until the account is terminated. The number of shares credited to an account under the Plan will be shown on the participant's latest statement of account.

    At any time, a participant may request a certificate for all or any portion of the whole number of shares credited to the account of the participant. A participant also may request that the Bank sell all or a portion of the whole shares credited to the participant's account. Either such request may be made by checking the appropriate box on the tear-off section attached to a recent statement of account provided by the Bank and mailing it to the Bank at the address set forth in Question 3. The request should contain a reference to United Technologies Corporation. If a sale is requested, the Bank will sell the shares after receipt of the request at the then current market price, and the participant will receive the proceeds from the sale, less any brokerage commissions, a service fee, and any other costs of sale. Any remaining whole shares and fraction of a share will continue to be credited to the participant's account. In no event will a certificate for a fraction of a share be issued in the participant's name.

  21. In whose name will certificates be registered when issued to participants?

    Shareowner accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they joined the Plan. Consequently, certificates for whole shares when issued upon withdrawal of shares from the Plan will be similarly registered. To register shares in any other name or to transfer shares to another Plan account, a participant should contact the Bank at the address or telephone number set forth in Question 3 to request the appropriate forms. In the event of such re-registration or transfer, a participant would be responsible for any transfer taxes and for compliance with all applicable transfer requirements.

TERMINATION OF PARTICIPATION

  22. How is participation in the Plan terminated?

    To terminate participation in the Plan, a participant (or participants if a joint registration) must notify the Bank by telephone or in writing as set forth in Question 3, or by checking the appropriate box on the tear-off section attached to a recent statement of account provided by the Bank and mailing it to the Bank at the address set forth in Question 3. When participation in the Plan is terminated, a certificate for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share. Such cash payment will be based on the then current market price of the Common Stock less brokerage commissions, any service fee, and any other costs of sale.

    Upon termination of participation, a participant may request that all or part of the whole shares credited to the participant's account in the Plan be sold. The sale will be made by the Bank for the participant's account as soon as possible after the Bank receives the request at the then current market price. The participant will receive the proceeds from the sale, less any brokerage commissions, a Bank service fee and any other costs of sale. Before effecting any such sale, a participant should contact the Bank to determine what fees and charges will apply.

  23. When may participation in the Plan be terminated?

    A participant may request termination of participation in the Plan at any time.

    If the request to terminate is received by the Bank on or after the record date for a dividend payment, such request to terminate may not become effective until any dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to the participant's account under the Plan. The Bank, in its sole discretion, may either distribute such dividend to the participant in cash or reinvest the dividend for the account of the terminating participant. If the dividend is reinvested, the Bank may sell the shares purchased and remit the proceeds to the participant, less any brokerage commissions, any service fee and any other costs of sale. Any voluntary cash payment which had been sent to the Bank prior to the request to terminate will be invested unless return of the amount is expressly requested in the termination request and the request is received at least two business days prior to the Investment Date.

    All dividends subsequent to termination of participation will be paid to the participant in cash unless the participant re-enrolls in the Plan. Re-enrollment in the Plan is permitted at any time.

SAFEKEEPING

  24. Will the Bank accept a participant's underlying certificates for safekeeping?

    Yes. A participant may deposit with the Bank any Common Stock certificates now or hereafter registered in the participant's name. Such shares will be credited to the participant's account under the Plan. Dividends will be reinvested on shares represented by the certificates deposited with the Bank. There is no charge for this custodial service and, by making the deposit, the participant will be relieved of the responsibility for loss, theft or destruction of the certificates. Certificates sent to the Bank for deposit should not be endorsed.

    The Bank provides insurance coverage on certificates mailed by participants to the Bank for safekeeping in Plan accounts in certain instances as described below. To be eligible for certificate mailing insurance, certificates must be mailed first class in brown, pre-addressed return envelopes supplied by the Bank. Certificates mailed in this manner are insured for up to $25,000 in current market value. The Bank will promptly send the participant a statement confirming the deposit of certificates. The Bank must be notified of any lost certificate claim within thirty (30) days of the date the certificates were mailed. To submit a claim, a shareowner must be a current participant or the shareowner must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and coverage is available only when the certificate(s) are sent to the Bank in accordance with the guidelines described above. For information about mailing certificates to the Bank having a current market value in excess of $25,000, please contact the Bank.

    If a participant does not use the brown pre-addressed envelope provided by the Bank, certificates should be sent to the address listed in Question 3 via registered mail, return receipt requested, and insured for possible mail loss.

    Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the shareowner mails the certificates until such time as replacement can be effected.

OTHER INFORMATION

  25. What happens when a participant sells or transfers a portion of the shares registered in the participant's name?

    If a participant disposes of a portion of shares registered in the participant's name, the Bank will continue to reinvest the dividends on the remaining shares enrolled in the Plan and on the shares credited to the participant's account under the Plan, provided the participant continues to maintain a minimum of 10 shares enrolled in the Plan, and subject to the participant's right to terminate participation in the Plan at any time. If, however, a participant who disposes of all registered shares has less than 10 whole shares credited to the participant's account under the Plan, the account will be terminated and the Bank will issue a certificate for any full shares and make a cash payment for any fraction of a share as set forth in Question 22.

  26. If the Corporation has a rights offering, how will the rights on the Plan shares be handled?

    If a participant is entitled to participate in a rights offering relating to the Common Stock, the entitlement will be based upon the participant's total holdings. However, rights certificates will be issued for the number of whole shares only.

  27. What happens if the Corporation issues a dividend payable in Common Stock or declares a stock split?

    In respect of both shares held by participant and shares credited to the account of a participant under the Plan, any dividend payable in shares of Common Stock or shares issued by the Corporation in connection with a stock split will be credited to the participant's account under the Plan.

  28. How will a participant's shares held by the Bank be voted at shareowners' meetings?

    All whole shares held by the Bank for a participant will be voted as the participant directs.

    A proxy card will be sent to each participant in connection with any annual or special meeting of shareowners, as in the case of shareowners not participating in the Plan. This proxy will apply to all shares held by the participant, if any, as well as to all whole shares credited to the participant's account under the Plan.

    As in the case of non-participating shareowners, if no instructions are indicated on a properly signed and returned proxy card, all of the participant's whole shares -- those held by the participant, if any, and those credited to the participant's account under the Plan -- will be voted in accordance with the recommendations of the Corporation's management. If the proxy card is not returned or is returned unsigned, the participant's shares will not be voted.

  29. What are the limitations on the obligations of the Corporation and the Bank under the Plan?

    The Corporation and the Bank will not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death, nor will the Bank, the Corporation or the Plan have any responsibility with respect to the prices at which shares are purchased or sold for the participant's account, the times when such purchases or sales are made, or with respect to any fluctuation in market value of the Common Stock.

    PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE BANK NOR THE CORPORATION CAN ASSURE THEM A PROFIT OR PROTECT THEM AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

    Although the Plan contemplates the continuation of quarterly dividend payments, the payment of future dividends will depend on future earnings, the financial condition of the Corporation and other factors.

  30. May the Plan be changed or discontinued?

    Notwithstanding any other provision of the Plan, the Corporation reserves the right to suspend, modify or terminate the Plan at any time, including during the period between a record date and a dividend payment date. To the extent and in the manner the Corporation deems appropriate, notice of any such amendment, suspension, modification or termination will be sent to all participants. Upon a termination of the Plan, any uninvested voluntary cash payments will be returned, certificates for whole shares credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fraction of a share credited to a participant's account. The cash payment will be based on the then current market price of the Common Stock, less any brokerage commissions, any service fee, and any other costs of sale.

  31. Under what circumstances will shares be purchased on the open market and what effect would such purchases have on participants?

    Shares of Common Stock purchased from the Corporation under the Plan may either be authorized but unissued shares or treasury shares. If the Bank is unable to purchase sufficient shares from the Corporation to satisfy the requirements of the Plan, the Bank will purchase the additional shares in the open market. Open market purchases will be made beginning on the applicable Investment Date.

    The Purchase Price of shares purchased from the Corporation will be computed as set forth in Question 9. The Purchase Price of shares purchased on the open market will be the weighted average purchase price of all shares purchased for the relevant Investment Date. If shares are purchased on the open market, the Corporation will pay any brokerage commissions.

    Participants will realize taxable dividend income in an amount equal to their allocable share of any brokerage commissions paid by the Corporation (see Question 16).

                                USE OF PROCEEDS

  The Corporation intends to use the proceeds it receives from sales of Common Stock under the Plan for general corporate purposes.

        DESCRIPTION OF COMMON STOCK OF UNITED TECHNOLOGIES CORPORATION

  The following is a brief description of the Common Stock.

DIVIDEND RIGHTS.

  Each share of the Common Stock ranks equally with all other shares of Common Stock with respect to dividends. Dividends may be declared by the Board and paid by the Corporation at such times as the Board determines, subject to the provision of the Delaware General Corporation Law.

VOTING RIGHTS.

  Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareowners of Common Stock. Holders of Common Stock are entitled to vote on all matters requiring shareowner approval under Delaware law and the Corporation's Certificate of Incorporation and By-Laws, and to elect the members of the Board.

LIQUIDATION RIGHTS

  Holders of Common Stock are entitled on liquidation to receive all assets which remain after all required payments are made to creditors and to the holders of preferred stock.

PREEMPTIVE RIGHTS AND OTHER MATTERS.

  Holders of Common Stock are not entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by the Corporation with respect to the Common Stock.

          CERTAIN PREFERENTIAL RIGHTS OF HOLDERS OF PREFERRED SHARES

  United Technologies Corporation authorized capital includes a class of 250,000,000 preferred shares, issuable in series, and cumulative as to dividends. Preferred shares rank prior to the Common Stock both as to dividends and on liquidation. There are 13,238,282 shares of Series A ESOP Convertible Preferred stock issued and outstanding. The Corporation's board of directors is authorized to establish the number of shares, designations, relative rights, preferences and limitations, including voting and conversion rights, of any future series of preferred shares.

                                    EXPERTS

  The Corporation's consolidated financial statements incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP ("Price Waterhouse"), independent accountants, given on the authority of said firm as experts in auditing and accounting.

  With respect to the unaudited consolidated financial information of the Corporation for the three-month periods ended March 31, 1997 and 1996, incorporated by reference in this Prospectus, Price Waterhouse reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 23, 1997, incorporated by reference in this Prospectus, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been incorporated by reference. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Securities Act") for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL OPINION

  The legality of the Common Stock offered hereby is being passed upon for the Corporation by William H. Trachsel, Vice President, Secretary and Deputy General Counsel of the Corporation. Mr. Trachsel owns shares of the Common Stock and holds options to purchase additional shares.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Pursuant to Section 102 of the General Corporation Law of Delaware, the Corporation has adopted a provision in its Certificate of Incorporation eliminating the personal liability of its directors for monetary damages to the Corporation and its shareowners for any breach of their fiduciary duties as directors of the Corporation, except for their liability due to (1) breach of loyalty to the Corporation, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit or
(4) any payment of unlawful dividends or an unlawful stock repurchase or redemption.

  Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is or was a party to any actual or threatened legal action, whether criminal, civil, administrative or investigative because of his or her service as an officer, director or agent of the Corporation against expenses, judgments, fines and settlement payments reasonably and actually incurred by him or her in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful, except that, with respect to any legal action by or in the right of the Corporation itself, an officer or agent of the Corporation only is entitled to indemnification for expenses actually and reasonably incurred. Section 6.5 of the Corporation's Bylaws provides that the Corporation shall indemnify its officers, directors, employees, fiduciaries and agents (and their heirs and legal representatives) to the full extent permitted by Delaware law.

  In addition the Corporation maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNITED TECHNOLOGIES CORPORATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED TECHNOLOGIES CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHO-RIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALI-FIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SO-LICITATION.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                  [LOGO OF UNITED TECHNOLOGIES APPEARS HERE]

                              SHAREOWNER DIVIDEND
                            REINVESTMENT AND STOCK
                                 PURCHASE PLAN

                                  PURCHASE OF

                              UNITED TECHNOLOGIES
                                  CORPORATION

                                 COMMON STOCK

                          * By Reinvesting Dividends

                         * By Voluntary Cash Payments

                               -----------------
                                  PROSPECTUS
                               -----------------

                               DATED MAY 1, 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Securities and Exchange Commission Registration Fee............. $23,315*
      Printing........................................................ $21,325*
      Miscellaneous Expenses.......................................... $11,135*
                                                                       -------
        Total......................................................... $55,775*
                                                                       =======

--------
* Estimated. These expenses do not include annual recurring costs for the operation of the Plan.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pursuant to Section 102 of the General Corporation Law of Delaware, the Corporation has adopted a provision in its Certificate of Incorporation eliminating the personal liability of its directors for monetary damages to the Corporation and its shareowners for any breach of their fiduciary duties as directors of the Corporation, except for their liability due to (1) breach of loyalty to the Corporation, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit or
(4) any payment of unlawful dividends or an unlawful stock repurchase or redemption.

  Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is or was a party to any actual or threatened legal action, whether criminal, civil, administrative or investigative because of his or her service as an officer, director or agent of the Corporation against expenses, judgments, fines and settlement payments reasonably and actually incurred by him or her in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful, except that, with respect to any legal action by or in the right of the Corporation itself, an officer or agent of the Corporation only is entitled to indemnification for expenses actually and reasonably incurred. Section 6.5 of the Corporation's Bylaws provides that the Corporation shall indemnify its officers, directors, employees, fiduciaries and agents (and their heirs and legal representatives) to the full extent permitted by Delaware law.

  In addition the Corporation maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS

 EXHIBIT
 NUMBER
 -------
     5   --Opinion of William H. Trachsel, Vice President, Secretary and Deputy
          General Counsel, as to the legality of the securities to be issued.
          (filed herewith)
    15   --Independent Accountants' Acknowledgment Letter relating to unaudited interim financial information (filed herewith).
    23.1 --Consent of Price Waterhouse LLP. (filed herewith)
    23.2 --Consent of William H. Trachsel is contained in the opinion of counsel filed as Exhibit 5 to the registration statement.
    24   --Powers of Attorney executed by officers and directors who signed this registration statement. (filed herewith)

ITEM 17. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HARTFORD, STATE OF CONNECTICUT, ON THE FIRST DAY OF MAY, 1997.

                                           United Technologies Corporation


                                           By      /s/ Stephen F. Page
                                             ----------------------------------
                                                     Stephen F. Page
                                               Executive Vice President and
                                                 Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE FIRST DAY OF MAY, 1997.

             SIGNATURE                           TITLE
             ---------                           -----

                 *                   Director, Chairman of the
------------------------------------ Board and Chief Executive
           (GEORGE DAVID)            Officer

                 *                   Director
------------------------------------
       (HOWARD H. BAKER, JR.)

                 *                   Director
------------------------------------
      (ANTONIA HANDLER CHAYES)

                 *                   Director
------------------------------------
      (CHARLES W. DUNCAN, JR.)

                 *                   Director
------------------------------------
       (JEAN-PIERRE GARNIER)

                 *                   Director
------------------------------------
       (PEHR G. GYLLENHAMMAR)


             SIGNATURE                           TITLE
             ---------                           -----
                 *                   Director
------------------------------------
         (KARL J. KRAPEK)   -

                 *                   Director
------------------------------------
          (CHARLES R. LEE)

                 *                   Director
------------------------------------
          (WILLIAM PERRY)

                 *                   Director
------------------------------------
         (ROBERT H. MALOTT)

                 *                   Director
------------------------------------
         (FRANK P. POPOFF)

                 *                   Director
------------------------------------
         (HAROLD A. WAGNER)

                 *                   Director
------------------------------------
       (JACQUELINE G. WEXLER)

      /s/ Stephen F. Page            Executive Vice President and     May 1, 1997
------------------------------------ Chief Financial Officer
         (STEPHEN F. PAGE)

      /s/ Jay L. Haberland           Vice President and               May 1, 1997
------------------------------------ Controller (Principal
         (JAY L. HABERLAND)          Accounting Officer)


*By /s/ William H. Trachsel                                           May 1, 1997
   -----------------------------
     (WILLIAM H. TRACHSEL,
 AS ATTORNEY-IN-FACT FOR THOSE
DIRECTORS AND OFFICERS INDICATED
        BY AN ASTERISK.)


                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
     5   --Opinion of William H. Trachsel, Esq., with respect to the legality of the securities registered hereby (filed herewith).
    15   --Independent Accountants' Acknowledgment Letter relating to unaudited interim financial information (filed herewith).
    23.1 --Consent of Price Waterhouse LLP (filed herewith).
    23.2 --The consent of William H. Trachsel, Esq. is contained in his opinion filed herewith as Exhibit 5 to the registration statement.
    24   --Powers of Attorney (filed herewith).